STATE OF WYOMING
                           BOARD OF LAND COMMISSIONERS
                              SAND AND GRAVEL LEASE

1. THIS MEMORANDUM OF AGREEMENT, is entered into this 1st day of May 1996 by and between the State of Wyoming, Board of Land Commissioners, as LESSOR, and Big Horn Redi Mix as LESSEE.

2. The LESSOR hereby grants unto LESSEE, its successors, or assigns, authority to explore for, extract, and remove sand and gravel from the following described land, to-wit:

     40 Acres in E1/2E1/2NW1/4NE1/4: W1/2NW1/4SE1/4NE1/4: W1/2W1/2E1/2NE1/4NE1/4
     Section 16-T53N- R101W 6th P.M. Park County, Wyoming

3. The term of this lease shall be two (2) years, commencing on the 5th day of May 1996.

4. In consideration for the grant of this lease, LESSEE agrees to pay the LESSOR royalties at the rate of fifty cents (50(cent)) per ton for all sand and gravel removed by LESSEE under the terms of this lease. LESSOR reserves the right to increase the royalty rate during the term of this lease.

5. LESSEE shall have the right to enter upon and use so much of the surface of lease premises as is necessary and incidental to the exploration, extraction, and removal performed by LESSEE under this lease, provided that the LESSEE shall fully protect the rights of all lessees under agricultural or grazing leases, which are in effect, or shall be hereafter granted by LESSOR, for the same land as is the subject of this lease. LESSEE further agrees to:

     a. Fence the pit from which the sand and gravel is removed, erect and keep closed gates in all fences in which openings may be made, close and keep covered all holes or open cuts for the protection of stock grazing on the premises;

     b.   Avoid and prevent the contamination of any living water upon the land;

     c. Fully indemnify any tenant, lessee, purchaser, or other person holding under the LESSOR, should LESSEE or any person holding from, by, or under the LESSEE destroy or injure any crop, building, or other property or improvement on lease premises, in a sum as may be mutually agreed upon by the parties, or if agreement is not reached, by the LESSOR;

     d. Comply fully with the Wyoming Weed and Pest Act, W.S. 11-5-102 et.seq., in regard to control of noxious weeds.

     e. Hold the LESSOR harmless from any responsibility for any and all claims for damages whatsoever which may be incurred by reason of the action of the LESSOR in the granting of this lease.

6. LESSEE further covenants and agrees to submit quarterly reports verified under oath showing the number of tons of sand and gravel removed during each three month period which reports the LESSEE agrees to render and transmit to the State Land & Farm Loan Office, Cheyenne, Wyoming, on or before the twentieth (20th) day of each month following the period covered, such reports to be rendered whether or not there was any borrow material removed from the land.

7. LESSEE further covenants and agrees that it will fully pay, when they fall due, all bills for machinery, lumber, timber and other materials, all wages for labor, and all other demands caused by its operations hereunder on said described land, so that no laborers' or other mechanics' liens, attachments, or liens of any character shall arise against said land.

8. It is expressly understood and agreed by and between the signatory parties, their successors or assigns, that if default shall be made in any of the covenants and agreements herein contained, to be kept and performed by LESSEE, its successors or assigns, the LESSOR shall serve notice in writing on the LESSEE, either by personal service or by registered mail of such default, and if the said LESSEE shall fail to perform the covenants and agreements of this lease so defaulted in within thirty days from the date said notice is served personally, or from the date said notice is mailed by registered mail, then the LESSOR may declare this lease canceled and re-enter into the premises or any part thereof; and in case of default in and of any of the covenants or agreements herein contained, by the LESSEE, upon thirty days notice by the LESSOR to the LESSEE that this lease has been declared canceled, the LESSEE hereby agrees to surrender the peaceful and uninterrupted possession of the premises to the LESSOR; and that neither the LESSEE nor its legal representatives, nor assigns will permit any loss, or permit or cause to be permitted any waste or destruction in, to or upon said premises or any part thereof, nor remove any improvements placed thereon without the consent of the LESSOR.

9. It is expressly understood and agreed by and between the signatory parties, their successors or assigns that the lease premises shall be maintained in a condition acceptable to the LESSOR at all time, and further, the LESSEE agrees to comply fully with the Wyoming Environmental Quality Act, W.S. 35-11-101 et.seq., and that the obligation for reclamation to a condition acceptable under said act, and to the LESSOR for any land disturbance by the LESSEE, will be the sole responsibility of the LESSEE. LESSEE agrees to indemnify the LESSOR for any costs arising out of a default by the LESSEE under this paragraph.

10. It is expressly understood and agreed by and between the signatory parties hereto that no assignment of this lease shall be made by the LESSEE except with the consent and approval of the LESSOR.

11. It is expressly understood and agreed by and between the signatory parties, their successors or assigns that this lease is to be construed under the provisions of the laws of the State of Wyoming; and at the expiration of this lease by limitation, forfeiture or otherwise, the LESSEE agrees to remove all improvements from the land described herein without cost to the LESSOR.

12. It is further understood that this lease is issued subject to rescindment and termination at the option of LESSOR if the lease premises are offered for sale.

                                     STATE OF WYOMING
                                     Board of Land Commissioners


                                     ---------------------------------------
                                     Director, State Land & Farm Loan Office
                                     Secretary for the Board

LESSEE: BIG HORN REDI MIX


---------------------------------    ---------------------------------------
Witness                              By


EXAMINED:
Approved by Board: